[Stationery of Keating, Muething & Klekamp PLL]

MARK A. WEISS
DIRECT DIAL: (513) 579-6599
FACSIMILE: (513) 579-6457
E-MAIL: MWEISS@KMKLAW.COM

January 19, 2005

Great American Financial Resources, Inc.
AAG Holding Company, Inc.
250 East Fifth Street
Cincinnati, Ohio 45202

Ladies and Gentlemen:

        We have acted as counsel to Great American Financial Resources, Inc., a Deleware corporation (“GAFRI”), and GAFRI’s wholly-owned subsidiary, AAG Holding Company, Inc., an Ohio corporation (“AAG Holding”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), including a preliminary prospectus (the “Base Prospectus”) relating to the public offering of up to $250,000,000 in aggregate principal amount of (i) debt securities of AAG Holding, which may be either or both of senior debt securities (the “Senior Debt Securities”) to be issued pursuant to a senior indenture (the “Senior Indenture”) between GAFRI and U.S. Bank National Association (formerly known as Firstar Bank, N.A.), as trustee (the “Senior Trustee”) and/or subordinated debt securities (“Subordinated Debt Securities,” and with the Senior Debt Securities the “Debt Securities”) to be issued pursuant to a Subordinated Indenture (the “Subordinated Indenture”) between GAFRI and U.S. Bank National Association (formerly known as Firstar Bank, N.A.), as trustee (the “Subordinated Trustee”), any such Debt Securities issued by AAG Holding to be fully and unconditionally guaranteed by GAFRI (a “Guarantee”), (ii) shares of common stock of GAFRI (the “Common Stock”) and/or (iii) warrants to purchase Common Stock (the “Warrants”).

        We have, as counsel, examined such corporate records, certificates of public officials and officers of GAFRI and AAG Holdings and other documents and reviewed such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. As to various questions of fact material to such opinions, we have relied upon representations of GAFRI and AAG Holding. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of GAFRI and AAG Holding and such agreements, certificates of public officials, certificates of officers or other representatives of GAFRI, AAG Holding and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than GAFRI and AAG Holding, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of GAFRI and AAG Holding and others.

        Based solely on the examination detailed above, we are of the opinion that:

          1.        When (i) the issuance, execution and delivery of a supplemental indenture (a “Senior Supplemental Indenture”) to the Senior Indenture and the Senior Debt Securities to be issued under such Senior Supplemental Indenture have been duly authorized by all necessary corporate action of AAG Holding and (ii) a Senior Supplemental Indenture has been duly executed and delivered by AAG Holding and the Senior Trustee and Senior Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto and in accordance with the Senior Indenture and such Senior Supplemental Indenture, assuming the terms of such Senior Debt Securities are in compliance with then applicable law, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of AAG Holding enforceable against AAG Holding in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

           2.        When (i) the issuance, execution and delivery of a supplemental indenture (a “Subordinated Supplemental Indenture”) to the Subordinated Indenture and the Subordinated Debt Securities to be issued under such Subordinated Supplemental Indenture have been duly authorized by all necessary corporate action of AAG Holding, and (ii) a Subordinated Supplemental Indenture has been duly executed and delivered by AAG Holding and the Subordinated Trustee and the Subordinated Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and such Subordinated Supplemental Indenture, assuming the terms of such Subordinated Debt Securities are in compliance with then applicable law, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of AAG Holding enforceable against AAG Holding in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

           3.        When (i) the execution and delivery of any Guarantee shall have been duly authorized by all necessary corporate action of GAFRI, (ii) such Guarantee shall have been duly executed and delivered by GAFRI, and (iii) the Debt Securities to which such Guarantee relates have been duly issued and sold and the purchase price therefor has been received by AAG Holding, such Guarantee will constitute a valid and legally binding obligation of GAFRI, enforceable against GAFRI in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

           4.        When (i) the terms of the issuance and sale of the Common Stock shall have been duly authorized by all necessary corporate action of GAFRI and (ii) the Common Stock shall have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Common Stock, against payment of the consideration fixed therefor by the Board of Directors of GAFRI or a duly authorized committee thereof, the Common Stock will be duly authorized, validly existing, fully paid and nonassessable.

           5.        When (i) the terms of the issuance and sale of the Warrants shall have been duly authorized by all necessary corporate action of GAFRI, (ii) the Warrants shall have been authenticated by the applicable warrant agent pursuant to the terms of a Warrant Agreement and (iii) the Warrants shall have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Warrants, the Warrants will be validly issued and will constitute valid and binding obligations of GAFRI enforceable against GAFRI in accordance with their terms.

        Our opinions expressed above are limited to the laws of the States of Delaware and Ohio and the federal laws of the United States of America.

        We hereby consent to be named in the Registration Statement and Base Prospectus as the attorneys who have passed upon legal matters in connection with the sale of the aforesaid securities and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely KEATING, MUETHING & KLEKAMP, P.L.L. BY: /s/Mark A. Weiss —————————————— Mark A. Weiss

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